Exhibit 99.2

Q3 2015 Update OTCQB: ANFC Focused Growth in the Williston Basin November 12, 2015

Forward Looking Statements www.blackridgeoil.com 2 Statements made by representatives of Black Ridge Oil & Gas, Inc . (“Black Ridge” or the “Company”) during the course of this presentation that are not historical facts are “forward-looking statements” within the meaning of federal securities laws . These statements are based on certain assumptions and expectations made by the Company which reflect management’s experience, estimates and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate . No assurances can be given that such assumptions and expectations will occur as anticipated and actual results may differ materially from those implied or anticipated in the forward looking statements . Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, and which include risks relating to the general economic or industry conditions, our ability to obtain additional capital needed to implement our business plan, declines in prices and demand for gas, oil and natural gas liquids, loss of key personnel, lack of business diversification, reliance on strategic third-party relationships, ability to obtain rights to explore and develop oil and gas reserves, the rate of in - fill drilling on our leased acreage, financial performance and results, our indebtedness under our line of credit, our ability to replace reserves and efficiently develop our current reserves, our ability to make acquisitions on economically acceptable terms, our ability to effectively utilize hedging, our ability to become listed on a national exchange, and other important factors . Black Ridge undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information or future events .

Black Ridge Oil & Gas Strategy www.blackridgeoil.com 6 Deal Flow with Near - Term Development Disciplined Investment D ecisions and Asset Management Liquidity, Balance Sheet Reporting, Controls, Regulatory C ompliance Cash Flow: IRR >30% Black Ridge Focus Merced Capital Black Ridge JV Focus

$0 $5 $10 $15 $20 $25 $30 $35 Cadence Chambers Outstanding Debt Total Availability Capital Structure www.blackridgeoil.com 9 Outstanding Debt, $MM (as of 06/30/15) Cadence Revolving Facility Senior Secured $32mm borrowing base (1) $5.35mm available LIBOR + 300/350 bps Matures: Jan 2017 Chambers Term Loan Subordinated $32.3mm drawn including PIK LIBOR + 900 bps, 400 bps PIK Matures: June 2017 (1) Borrowing base redetermined to $32mm in November 2015

For More Information www.blackridgeoil.com 13 Ken DeCubellis Chief Executive Officer ken.decubellis@blackridgeoil.com 952 - 426 - 1241 Stay Up to Date on Black Ridge Oil & Gas www.blackridgeoil.com

www.blackridgeoil.com 14 Appendix

Hedging Summary 15 www.blackridgeoil.com Settlement Period Contract Date Oil (BBLS) Fixed Price 10/1/2015 - 12/31/2015 8/9/2013 6,000 88.28$ 10/1/2015 - 12/31/2015 4/8/2014 5,250 89.70$ 10/1/2015 - 12/31/2015 5/21/2014 3,000 92.38$ 10/1/2015 - 12/31/2015 9/16/2014 7,500 90.16$ 10/1/2015 - 12/31/2015 5/11/2015 36,000 61.87$ 4/1/2016 - 5/30/2016 6/25/2014 10,000 90.36$ 4/1/2016 - 5/30/2016 9/15/2014 4,000 88.15$ 4/1/2016 - 5/30/2016 5/11/2015 15,000 62.88$ Settlement Period Contract Date Oil (BBLS) Floor / Ceiling 10/1/2015 - 12/31/2015 12/13/2013 9,000 $ 75.00 / 95.60 4/1/2016 - 5/30/2016 8/9/2013 3,334 $ 80.00 / 89.50 Swaps Costless Collars